UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015
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Accretive Health, Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On May 14, 2015, J. Michael Cline notified Accretive Health, Inc. (the “Company”) of his decision to resign from the Board of Directors of the Company (the “Board”), effective May 15, 2015. On May 15, 2015, (1) Arthur H. Spiegel, III and Mary A. Tolan notified the Company of their respective decisions to resign from the Board, effective May 15, 2015, and (2) Steven N. Kaplan, Stanley N. Logan and Mark A. Wolfson notified the Company of their respective decisions not to stand for re-election to the Board at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). On May 15, 2015, Stephen F. Schuckenbrock notified the Company of his decision to resign from the Board, subject to the execution of the Omnibus Amendment (as described in item (e) below), which Omnibus Amendment was executed on May 18, 2015, at which time Mr. Schuckenbrock resigned from the Board effective May 18, 2015.

(d)
On May 19, 2015, the Board increased the number of directors comprising the Board to fourteen and elected Michael B. Hammond as a Class I director of the Company, Dr. Arthur Klein and Amir Dan Rubin as Class II directors of the Company and Charles J. Ditkoff and Lawrence B. Leisure as Class III directors of the Company, each to serve until the 2015 Annual Meeting and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Messrs. Hammond, Rubin, Ditkoff and Leisure and Dr. Klein were elected upon the recommendation of the Nominating and Corporate Governance Committee of the Board. None of Messrs. Hammond, Rubin, Ditkoff and Leisure and Dr. Klein were selected pursuant to any arrangement or understanding between him and any other person. In addition, none of Hammond, Rubin, Ditkoff and Leisure and Dr. Klein is a party to any transaction, or series of transactions, involving the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each of Messrs. Hammond, Rubin, Ditkoff and Leisure and Dr. Klein will receive compensation for his board service as a non-employee director consistent with the Company's non-employee director compensation program. In addition, the Company has entered into indemnification agreements with each of Messrs. Hammond, Rubin, Ditkoff and Leisure and Dr. Klein in the form that the Company has entered into with its other directors, which provide that the Company will indemnify each of Messrs. Hammond, Rubin, Ditkoff and Leisure and Dr. Klein, respectively, to the fullest extent permitted by law for claims arising in his capacity as a director of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Messrs. Hammond, Rubin, Ditkoff and Leisure or Dr. Klein, as applicable, the Company will be required to advance his expenses in connection with his defense of that claim, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

Mr. Hammond, 65, is a co-founder of Hammond Hanlon Camp, a healthcare investment banking and financial advisory firm, and has served as a principal of Hammond Hanlon Camp since September 2011.  From 2001 to 2007, Mr. Hammond served as President and Chief Executive Officer of Shattuck Hammond Partners, a health care investment banking firm that he co-founded in 1993 (now Morgan Keegan Healthcare Investment Banking).  From 2007 to September 2011, Mr. Hammond served as Managing Director of Shattuck Hammond Partners and as a member of the Management Committee of the Morgan Keegan Investment Banking Division.  From 1999 to 2001, Mr. Hammond served as President and Chief Executive Officer of PricewaterhouseCoopers Securities LLC. Prior to co-founding Shattuck Hammond Partners, Mr. Hammond managed the healthcare investment banking businesses at Salomon Brothers and Morgan Stanley, and was a Principal at Cain Brothers, Shattuck & Company.  Mr. Hammond currently serves as a board member of Precyse Solutions, LLC, a provider of health information management services and technologies, and as a member of the Vanderbilt Law School Board of Advisors. Mr. Hammond served for 17 years on the boards of Danbury Health System and Hospital.
Dr. Klein, 67, has served as President of The Mount Sinai Health Network, Executive Vice President of Mount Sinai Health System and Executive Vice President of Icahn School of Medicine since March 2013. From November 2011 to March 2013, Dr. Klein served as Western Regional Executive Director of North Shore-LIJ Health

System.  Dr. Klein joined North-Shore LIJ in 2009 as Senior Vice President of Children’s Services and served as Executive Director of North Shore-LIJ’s Steve and Alexander Cohen Children’s Medical Center of New York from March 2009 to November 2011. Prior to his tenure at North-Shore LIJ, Dr. Klein was Senior Vice President and Chief Physician Officer at Lifespan Corporation, a hospital system in Rhode Island. He was also Associate Dean for Strategy and Special Projects at the Warren Alpert Medical School of Brown University and also served as Executive Vice President and Chief Operating Officer at The New York Presbyterian Hospital - Weill Medical College of Cornell University.  Dr. Klein is currently a member of the board of trustees of Sackler School of Medicine in Tel Aviv, Israel and the board of directors of Stamford Hospital in Stamford, Connecticut, and Committee for Hispanic Children and Families, Inc. Dr. Klein also currently serves on the Healthcare Executive Advisory Council of United Healthcare Services, Inc. Dr. Klein has also served for 6 years on the national board of the Voluntary Hospital Association of America, and as the Chair of the Committee on the Health Professions of the American Hospital Association.
Mr. Rubin, 45, has served since January 2011 as President and Chief Executive Officer of Stanford Health Care, the academic health system affiliated with Stanford University. From October 2005 to January 2011, Mr. Rubin served as Chief Operating Officer of the UCLA Hospital System, responsible for the operations of the Ronald Reagan UCLA Medical Center, Mattel Children's Hospital at UCLA, the Resnick Neuropsychiatric Hospital at UCLA, Santa Monica-UCLA Medical Center and Orthopedic Hospital, and an array of outpatient centers across the west side of Los Angeles. Prior to UCLA, Mr. Rubin served as Chief Operating Officer for Stony Brook University Hospital in Long Island, New York and as Assistant Vice President of Operations for Memorial Hermann Hospital in Houston, Texas. Mr. Rubin currently serves on the boards of Stanford Health Care, Lucile Packard Children’s Hospital and the National Center for Healthcare Leadership.

Mr. Ditkoff, 53, has been Counsel at the law firm of McDermott Will & Emery since July 2012 and has served as Chairman of the Healthcare Advisory Board of The Vistria Group, a private equity firm focusing on healthcare, education and financial services, since January 2014, a member of the Advisory Board of Opera Solutions, a data analytics company, since September 2013, a Senior Advisor to Alvarez & Marsal, a global turnaround management and professional services firm, since July 2012, and a Senior Advisor to the Marwood Group, a healthcare focused advisory and consulting firm, since July 2012. Mr. Ditkoff served as Vice Chairman of Healthcare Corporate and Investment Banking from May 2010 to July 2012, Group Head of Global Healthcare Group from 2005 to 2009 and Managing Director, Head of Healthcare Services from 1999 to 2004 at Bank of America Merrill Lynch. Previously, he was Principal/Vice President of the Corporate Finance Group at Morgan Stanley. Mr. Ditkoff is currently a member of the board of directors of Quantia Inc., and Cumberland Consulting Group.

Mr. Leisure, 64, has served as a Managing Director of Chicago Pacific Founders, a private equity firm focusing on senior living and healthcare delivery services, since April, 2014, Chairman of ADVI Health, LLC, a healthcare advisory firm, since June 2013, a Senior Advisor for Kleiner Perkins Caufield & Byers, a venture capital firm, since January, 2014 and Chairman of Healthspottr Media, LLC, a health innovation and collaboration organization, since 2009. Mr. Leisure previously served as an Operating Partner with Kleiner Perkins Caufield & Byers from January 2011 to January 2014 and founded and served as Managing Partner of AccelusHealth Partners, LLC, (a healthcare advisory firm) from January 2010 to June 2013. From 2009 to January 2010, Mr. Leisure served as Senior Vice President, Ingenix Consulting of UnitedHealth Group, a health information technology and services company. Mr. Leisure is currently a member of the board of directors of Recovery Ways, LLC and Lumiata, Inc.

(e)
In connection with Mr. Schuckenbrock’s resignation from the Board, on May 18, 2015, Mr. Schuckenbrock and the Company entered into an omnibus amendment to the Employment Agreement, dated April 2, 2013, by and between the Company and Mr. Schuckenbrock and the Stock Option Agreement, dated April 3, 2013, by and between the Company and Mr. Schuckenbrock (the “Omnibus Amendment”), to allow for the continued vesting of Mr. Schuckenbrock’s non-qualified stock option to purchase 2,903,801 shares of the Company’s common stock (the “Stock Option”) in accordance with the Stock Option’s original vesting schedule, despite his voluntary resignation from the Board.

In connection with the resignations of Messrs. Cline, Schuckenbrock and Spiegel from the Board, on May 17, 2015, the Compensation Committee of the Board approved the extension of the exercise period of all stock options granted to Messrs. Cline, Schuckenbrock and Spiegel under the Company’s 2010 Stock Incentive Plan (each a “2010 Plan Option” and, collectively, the “2010 Plan Options”) to permit such former director to exercise his 2010 Plan Options until the later of (1) the date that is the last day of the first consecutive sixty (60) day period beginning after May 17, 2015 during which the Company may permit sales of securities under its Registration Statement on Form S-8 and (2) sixty (60) days after such former director’s resignation from the Board; provided that, in no event will any such former director have the right to exercise a 2010 Plan Option after the final exercise date of such 2010 Plan Option.
In connection with the resignations of Messrs. Cline and Spiegel and Ms. Tolan from the Board, the Board, on May 19, 2015, approved the extension of the exercise period of all stock options granted to Messrs. Cline and Spiegel and Ms. Tolan under the Company’s Amended and Restated Stock Option Plan (each a “2006 Plan Option” and, collectively, the “2006 Plan Options”) to permit such former director to exercise his or her 2006 Plan Options until the later of (1) the date that is the last day of the first consecutive sixty (60) day period beginning after May 19, 2015 during which the Company may permit sales of securities under its Registration Statement on Form S-8 and (2) sixty (60) days after such former director’s resignation from the Board; provided that, in no event will any such former director have the right to exercise a 2006 Plan Option after the final exercise date of such 2006 Plan Option.

Item 8.01	Other Events.
On May 19, 2015, the Board determined that the 2015 Annual Meeting will be held on Friday, August 14, 2015 at 9:00 a.m., local time, at the Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611. On May 19, 2015, the Board also determined that the record date for the determination of stockholders entitled to receive notice of, and to vote at, the 2015 Annual Meeting will be the close of business on Monday, June 29, 2015.
The Company did not hold an annual meeting of stockholders in 2013 or 2014 due to the restatement of the Company’s financial statements. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has established May 30, 2015 as the deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for the 2015 Annual Meeting. In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to May 30, 2015 at the Company’s principal executive offices at 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611 and be directed to the attention of the Corporate Secretary. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2015 Annual Meeting.
Under the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders may also present a proposal or director nomination at the 2015 Annual Meeting if advance written notice is timely given to the Corporate Secretary of the Company, at the Company’s principal executive offices, in accordance with the Bylaws. To be timely, notice by a stockholder of any such proposal or nomination must be provided no later than the close of business on May 30, 2015. The Bylaws specify requirements relating to the content of the notice that stockholders must provide.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date:	May 20, 2015	By:	/s/ Peter P. Csapo
Peter P. Csapo
Chief Financial Officer and Treasurer